Exhibit 99.1

Lucid Diagnostics Provides Updates on Newly Published Esophageal Precancer Clinical Guideline and Proposed Medicare Local Coverage Determination

Updated American College of Gastroenterology clinical guideline supports esophageal precancer screening with EsoGuard® on samples collected with EsoCheck®

Proposed Medicare Local Coverage Determination published by Palmetto GBA’s MolDX Program triggers comment period in advance of public meeting

NEW YORK, April 4, 2022 (BUSINESS WIRE)—Lucid Diagnostics Inc. (Nasdaq: LUCD) (“Lucid”, the “Company”), a commercial-stage, cancer prevention medical diagnostics company, and majority-owned subsidiary of PAVmed Inc. (Nasdaq: PAVM, PAVMZ) (“PAVmed”), today announced that a newly updated American College of Gastroenterology (“ACG”) clinical guideline supports esophageal precancer (“Barrett’s Esophagus”, “BE”) screening to prevent highly lethal esophageal cancer (“EAC”) utilizing its EsoGuard® DNA Test on samples collected with its EsoCheck® Cell Collection Device. It also provided an update on, and planned response to, a proposed Local Coverage Determination on molecular testing for esophageal precancer and cancer published by Medicare Administrative Contractor (“MAC”) Palmetto GBA’s MolDX Program, triggering a comment period in advance of a public meeting.

Updated ACG Guideline

An ACG clinical guideline entitled “Diagnosis and Management of Barrett’s Esophagus: An Updated ACG Guideline,” the first such update since 2016, was published online last week in the American Journal of Gastroenterology. Lead author Nicholas J. Shaheen, M.D., Bozymski-William Heizer Distinguished Professor of Medicine at the University of North Carolina, chairs Lucid’s Medical Advisory Board (MAB) and serves as principal investigator of its ESOGUARD BE-1 and BE-2 clinical trials. Co-author Gary W. Falk, M.D., Professor of Medicine at the University of Pennsylvania School of Medicine, also serves on the Lucid MAB and as principal investigator of its eosinophilic esophagitis clinical trials.

The clinical guideline first reiterates the ACG’s long-standing recommendation for esophageal precancer screening in at-risk patients with gastroesophageal reflux disease (“GERD”), commonly known as chronic heartburn, acid reflux, or simply reflux.

Recommendation 5: We suggest a single screening endoscopy in patients with chronic GERD symptoms and 3 or more additional risk factors for BE, including male sex, age >50 yr, White race, tobacco smoking, obesity, and family history of BE or EAC in a first-degree relative.

For the first time, however, the clinical guideline also endorses nonendoscopic biomarker screening as an acceptable alternative to costly and invasive endoscopy.

Recommendation 6: We suggest that a swallowable, nonendoscopic capsule device combined with a biomarker is an acceptable alternative to endoscopy for screening for BE.

The clinical guideline specifically mentions EsoCheck, along with Lucid’s EsophaCap® device, as such swallowable, nonendoscopic esophageal cell collection devices, as well as methylated DNA biomarkers such as EsoGuard. The summary of evidence for this recommendation cites the seminal NIH-funded, multicenter, case-control study published in 2018 in Science Translational Medicine, which demonstrated that EsoGuard is highly accurate at detecting esophageal precancer and cancer, including on samples collected with EsoCheck.

“Publication of this updated ACG clinical guideline is a critical milestone which has the potential to save many lives by, for the first time, driving widespread screening to prevent esophageal cancer deaths through the early detection of esophageal precancer,” said Lishan Aklog M.D., Lucid’s Chairman and Chief Executive Officer. “Although, for over a decade, gastroenterology clinical guidelines have recommended esophageal precancer screening in GERD patients with long-established risk factors, very few patients undergo endoscopic screening—making the many thousands of annual esophageal deaths in the U.S. a profound and preventable tragedy. EsoGuard and EsoCheck represent the only ‘swallowable, nonendoscopic capsule device combined with a biomarker’ currently available in the U.S. to serve as such a widespread screening tool to prevent these tragic deaths.”

Proposed MAC Local Coverage Determination

A proposed Local Coverage Determination (“LCD”) DL39256, entitled “Molecular Testing for Detection of Upper Gastrointestinal Metaplasia, Dysplasia, and Neoplasia” was published last week on the Center for Medicare and Medicaid Services (“CMS”) website by MAC Palmetto GBA. The proposed LCD is a further step in Lucid’s efforts to secure Medicare coverage and payment for EsoGuard.

In 2019, Lucid secured EsoGuard’s Proprietary Laboratory Assay (PLA) code 0114U Gastroenterology (Barrett’s esophagus), VIM and CCNA1 methylation analysis, esophageal cells, algorithm reported as likelihood for Barrett’s esophagus. EsoGuard then completed CMS’s Clinical Laboratory Fee Schedule (“CLFS”) process, culminating in a final Medicare payment determination of $1,938.01, effective January 1, 2021.

Lucid also engaged directly with the Molecular Diagnostic Services (“MolDX”) Program, coordinated by MAC Palmetto GBA, to secure EsoGuard coverage through an LCD. Noridian Healthcare Solutions, the MAC which covers LucidDx Labs (Lucid’s Lake Forest, California CLIA-certified laboratory), participates in the MolDX program. In May 2020, following multiple meetings with the MolDX team, Lucid submitted detailed dossiers providing data and justifications supporting EsoGuard coverage. In October 2021, as part of its LCD development process, MolDX held an open Contractor Advisory Committee (“CAC”) meeting on the topic of molecular testing for certain gastrointestinal cancers, including EsoGuard, where the expert gastroenterologist panel voiced staunch support for esophageal precancer screening in at-risk GERD patients. Shortly thereafter, Lucid submitted comments to support EsoGuard’s role in such screening.

The proposed LCD, which the CMS website explicitly characterizes as a “work in progress” for “public review,” outlines criteria that MolDX expects upper gastrointestinal precancer and cancer molecular diagnostic tests to meet. These criteria include active GERD with at least two risk factors, as well as evidence of analytic validity, clinical validity, and clinical utility. Although it found that no currently existing test has fulfilled all these criteria, it indicated that it will “monitor the evidence and will provide coverage based on the pertinent literature and society recommendations.” Notably, the proposed LCD pre-dated, and therefore does not include consideration of, the most recent ACG clinical guideline update endorsing swallowable, nonendoscopic capsule devices combined with a biomarker, such as EsoCheck and EsoGuard. The publication of the proposed LCD triggers a written comment period which extends until May 14, 2022. MolDX will also hold an open meeting on May 10, 2022, during which stakeholders and other interested parties will have the opportunity to address the proposed LCD. A final LCD will not be issued until the MAC has had the opportunity to assess and consider these comments.

“We are on an unrelenting mission to end a profound tragedy—over 16,000 preventable esophageal deaths in the U.S. each year, a substantial portion of which are Medicare beneficiaries,” said Dr. Aklog. “Decades of research have blessed us with modern noninvasive molecular diagnostic tools, such as EsoGuard and EsoCheck, which finally give us the opportunity to prevent these deaths through early detection of esophageal precancer. Clinical practice guidelines have now endorsed such tools as part of a widespread early detection cancer prevention program, which seeks to have the same impact on esophageal cancer deaths as similar programs have had in breast, colon, and cervical cancer. A necessary element to achieve the Administration’s recently announced “Cancer Moonshot” goal of reducing cancer deaths by 50% will be reducing deaths from our second most lethal cancer, esophageal cancer. We have the tools to do so and will not relent until we have achieved that goal.”

“With a proposed LCD now published, we are very much looking forward to re-engaging with the MolDX team in the coming weeks as part of the process leading to the publication of a final LCD,” Dr. Aklog added. “We will utilize the written comment process and the open meeting to bring to MolDX essential information that was not incorporated into the proposed LCD. These include: the updated ACG clinical guideline; the fact that EsoGuard’s published performance is at or above accepted performance criteria for detection of lower gastrointestinal cancers in approved and currently effective Medicare coverage determinations; and data from ongoing clinical utility studies Lucid and clinical investigators are performing. We are actively recruiting key stakeholders to submit comments and participate in the open meeting, including key opinion leaders in academia and the diagnostic industry, clinicians currently utilizing EsoGuard and EsoCheck to successfully detect esophageal precancer in at-risk patients, patient advocacy organizations, and industry associations with strong interest in certain policy implications of this proposed LCD.”

About EsoGuard and EsoCheck

Millions of patients with GERD are at risk of developing esophageal precancer and a highly lethal form of esophageal cancer (“EAC”). Over 80% of EAC patients die within five years of diagnosis, making it the second most lethal cancer in the U.S. The mortality rate is high even in those diagnosed with early stage EAC. The U.S. incidence of EAC has increased 500% over the past four decades, while the incidences of other common cancers have declined or remained flat. In nearly all cases, EAC silently progresses until it manifests itself with new symptoms of advanced disease. All EAC is believed to arise from esophageal precancer, which occurs in approximately 5% to 15% of at-risk GERD patients. Early esophageal precancer can be monitored for progression to late esophageal precancer which can be cured with endoscopic esophageal ablation, reliably halting progression to cancer.

Esophageal precancer screening is already recommended by clinical practice guidelines in millions of GERD patients with multiple risk factors, including age over 50 years, male gender, White race, obesity, smoking history, and a family history of esophageal precancer or cancer. Unfortunately, fewer than 10% of those recommended for screening undergo traditional invasive endoscopic screening. The profound tragedy of an EAC diagnosis is that likely death could have been prevented if the at-risk GERD patient had been screened and then undergone surveillance and curative treatment.

The only missing element for a viable esophageal cancer prevention program has been the lack of a widespread screening tool that can detect esophageal precancer. Lucid believes EsoGuard and EsoCheck are the missing element and constitute the first and only commercially available test capable of serving as a widespread screening tool to prevent esophageal cancer deaths through the early detection of esophageal precancer in at-risk GERD patients.

EsoGuard is a bisulfite-converted NGS DNA assay performed on surface esophageal cells collected with EsoCheck which quantifies methylation at 31 sites on two genes, Vimentin (VIM) and Cyclin A1 (CCNA1). The assay was evaluated in a 408-patient, multicenter, case-control study published in Science Translational Medicine and showed greater than 90% sensitivity and specificity at detecting esophageal precancer and cancer.

EsoCheck is an FDA 510(k) and CE Mark cleared noninvasive swallowable balloon capsule catheter device capable of sampling surface esophageal cells in a less than five-minute office procedure. It consists of a vitamin pill-sized rigid plastic capsule tethered to a thin silicone catheter from which a soft silicone balloon with textured ridges emerges to gently swab surface esophageal cells. When vacuum suction is applied, the balloon and sampled cells are pulled into the capsule, protecting them from contamination and dilution by cells outside of the targeted region during device withdrawal. Lucid believes this proprietary Collect+Protect™ technology makes EsoCheck the only noninvasive esophageal cell collection device capable of such anatomically targeted and protected sampling. The sample is sent by overnight express mail to Lucid’s third-party CLIA-certified laboratory partner for EsoGuard testing.

About Lucid Diagnostics

Lucid Diagnostics Inc. (Nasdaq: LUCD) is a commercial-stage, cancer prevention medical diagnostics company, and subsidiary of PAVmed Inc. (Nasdaq: PAVM). Lucid is focused on the millions of patients with gastroesophageal disease (GERD), also known as chronic heartburn, who are at risk of developing esophageal precancer and cancer. Lucid’s EsoGuard® Esophageal DNA Test, performed on samples collected in a brief, noninvasive office procedure with its EsoCheck® Esophageal Cell Collection Device, is the first and only commercially available diagnostic test capable of serving as a widespread screening tool to prevent cancer and cancer deaths through early detection of esophageal precancer in at-risk GERD patients. EsoGuard is commercialized in the U.S. as a Laboratory Developed Test (LDT). EsoCheck is commercialized in the U.S. as a 510(k)-cleared esophageal cell collection device. EsoGuard, used with EsoCheck, was granted FDA Breakthrough Device designation and is the subject of two large, actively enrolling, international multicenter clinical trials to support FDA PMA approval. Lucid is building nationwide direct sales and marketing team targeting primary care physicians, gastroenterologists, and consumers, as well as a network of Lucid Test Centers where at-risk GERD patients can undergo the EsoCheck procedure for EsoGuard testing. For more information, please visit www.luciddx.com, follow Lucid on Twitter, and connect with Lucid on LinkedIn. For detailed information on EsoGuard, please visit www.EsoGuard.com and follow us on Twitter, Facebook and Instagram.

Forward-Looking Statements

This press release includes forward-looking statements. Forward-looking statements are any statements that are not historical facts. Such forward-looking statements, which are based upon the current beliefs and expectations of Lucid’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. Risks and uncertainties that may cause such differences include, among other things, volatility in the price of Lucid’s common stock; general economic and market conditions; the uncertainties inherent in research and development, including the cost and time required to advance Lucid’s products to regulatory submission; whether regulatory authorities will be satisfied with the design of and results from Lucid’s clinical and preclinical studies; whether and when Lucid’s products are cleared by regulatory authorities; market acceptance of Lucid’s products once cleared and commercialized; Lucid’s ability to raise additional funding as needed; and other competitive developments. In addition, Lucid has been monitoring the COVID-19 pandemic and the pandemic’s impact on Lucid’s businesses. Lucid expects the significance of the COVID-19 pandemic, including the extent of its effect on its financial and operational results, to be dictated by, among other things, the success of efforts to contain the pandemic and the impact of such efforts on Lucid’s businesses. These factors are difficult or impossible to predict accurately and many of them are beyond Lucid’s control. In addition, new risks and uncertainties may arise from time to time and are difficult to predict. For a further list and description of these and other important risks and uncertainties that may affect Lucid’s future operations, see Lucid’s Registration Statement No. 333-259721 filed with the Securities and Exchange Commission. Lucid disclaims any intention or obligation to publicly update or revise any forward-looking statement to reflect any change in its expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.

Contacts

Investors

Adrian K. Miller

PAVmed Inc.

AKM@PAVmed.com

Media

Shani Lewis

LaVoieHealthScience

(609) 516-5761

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